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                                  EXHIBIT 21.1

                                 SUBSIDIARIES OF
                              GLACIER BANCORP, INC.




                                                                 Jurisdiction or
                                            Percentage           State of
Subsidiaries (a)                            of Ownership         Incorporation
----------------                            ------------         -------------
Glacier Bank                                   100%                  Montana

Glacier Bank of Whitefish                       94%(1)               Montana

Glacier Bank of Eureka                          98%(2)               Montana

First Security Bank of Missoula                100%                  Montana

Community First Inc.                           100%                  Montana

Valley Bank of Helena                          100%                  Montana

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(1)     The remaining 6% of the shares are owned by minority shareholders

(2)     The remaining 2% of the shares are owned by minority shareholders